SUBLEASE  OF  OFFICE  SPACE  IN
BUILDING

THE  STATE  OF  CALIFORNIA
COUNTY  OF  SANTA  BARBARA

 This sublease is entered into between Pinnacle Sales Group, LLC, a California limited liability company, whose business address is 421 Pine Ave., City of Goleta, State of California, (the "Sublessor"), and NeWave, whose business address is 101 East First Street, Long Beach, State of California, ( the "Sublessee").

SECTION     IDemise  and  Use

Sublessor leases to sublessee and sublessee leases from sublessor, for the purpose of general office and administrative functions, the space described in
Section  II.

SECTION  II     Description  of  Space

The premises subject to this sublease consist of approximately 5,837 square feet of space to be located on the first floor of an office building now under construction at 421 Pine Ave., City of Goleta, County of Santa Barbara, State of California.

SECTION  III     Building

Sublessor represents that --he holds a lease from the Goleta Business Park, L.P., referred to here as lessor, for a period of 1 year and six months commencing August 16, 2002 and ending January 31 ,2004 and generally described as an apx. 23,064 SF freestanding concrete tilt-up building located within the Goleta Business Park.

SECTION  IV     Quiet  Enjoyment

If sublessee performs the terms of this sublease, sublessor warrants that sublessee will have quiet enjoyment and peaceful possession of the space leased, and that --he will defend sublessee in such quiet enjoyment and peaceful possession during the term of this sublease without interruption by sublessor or owner, or of any person rightfully claiming under either of them.

SECTION  V     Sublessor  To  Pay  Lease  Rent

Sublessor agrees to pay the rent reserved in the lease and to perform and observe the lessee's covenants and stipulations contained in it so far as they ought to be performed and observed by him.

SECTION  VI     Term  of  Sublease

The term of this sublease shall be for a period of 1 year and six months commencing August 16, 2002 and ending January 31 ,2004.

SECTION  VII     Sublease  Rent

Sublessee agrees to pay to sublessor as base rent of $7,879.95 plus pro rata share of monthly NNN expenses estimated at $0.26 per SF and plus pro rata share of Utilities payable monthly in advance on the first day of each calendar month of the term of this sublease.

SECTION  VIII     Option  To  Renew

Subject to sublessor's ability to keep the lease in effect for the remainder of its term or through extension or renewal, sublessee is granted the option of extending and renewing the term of this lease for an additional 1 year period, at a rental rate to be agreed on or arbitrated as provided in Section XXXVI. The option must be exercised by sublessee before the beginning of the last calendar month of the term of this sublease, and shall be exercised by written notice to sublessor.

SECTION  IX     Holdover

Any holdover at the expiration of this sublease with sublessor's consent shall be on a month-to-month basis, which tenancy may then be terminated as provided by the laws of the State of Florida. During the holdover tenancy, sublessee agrees to pay monthly to sublessor the same rate of rental as in effect at the time of the termination and agrees to be bound by the terms of this sublease insofar as they are applicable.

SECTION  X     Sublessee  To  Comply  with  Lease  Terms;  Indemnity  to  Lessor

Sublessee agrees to perform and observe the covenants, conditions, and terms of the lease on the part of the lessee to be performed and observed, except the covenant for the payment of rent reserved in the lease, and to indemnify lessor against all claims, damages, and expenses arising out of nonperformance or nonobservance of such covenants, conditions, and terms.

SECTION  XI     Services  and  Utilities

Sublessee shale pay Sublessor its pro-rata share of the was, gas and electricity for the building estimated at $0.46 per square foot per month.

SECTION  XII     Use  for  Business  Purposes

The premises and space subleased in this agreement are to be used for business purposes, primarily for various types of office and office services, including use of all types of electrical computers and miscellaneous types of light printing equipment, and for no other purpose without first obtaining the written consent of the sublessor.

SECTION  XIII     No  Waste,  Nuisance,  or  Illegal  Use

Sublessee shall not commit waste on the leased premises, nor maintain, commit, or permit a nuisance on the premises, or use the premises for an unlawful purpose. Sublessee shall conform to all applicable laws and ordinances respecting the use and occupancy of the space sublet here relating to matters not covered elsewhere in this sublease, provided that it shall not be required to make alterations, additions, or improvements to the premises in order to conform with the laws and ordinances.

SECTION  XIV     Alterations,  Additions,  and  Improvements

Sublessee shall not make alterations, additions, or improvements on the premises without first obtaining the written consent of sublessor. All alterations, additions, and improvements that shall be made shall be at sublessee's expense, shall become sublessor's property, and shall remain on and be surrendered with the premises as a part of the premises at the termination of this sublease without disturbance, molestation, or injury. Nothing contained in this paragraph shall prevent sublessee from removing all office machines and equipment and trade fixtures customarily used in its business.

SECTION  XV     Liens

Sublessee shall keep the leased premises free and clear of liens arising out of any work performed, materials furnished, or obligations incurred by sublessee, including mechanics' liens.

SECTION  XVI     Signs

Sublessee covenants and agrees that no signs or symbols shall be placed in the windows or doors of the premises, or on any exterior part of the building without the sublessor's prior written approval. Any sign or symbol placed on the exterior of the building or in the windows or doors of the building so as to be visible from the street, that is not satisfactory to sublessor, shall be removed immediately on demand by sublessor and if not so removed within 24 hours will constitute a breach of this sublease.

SECTION  XVII     Access  for  Inspection  and  Repairs

Sublessee shall allow lessor and sublessor, and their agents, free access at all reasonable times to the premises sublet for the purpose of inspecting or of making repairs, additions, or alterations to the premises or any property owned by or under the control of lessor or sublessor.

SECTION  XVIII     Access  to  Lavatory

Sublessor agrees that sublessee and its employees shall have use of the men's and women's lavatories situated on the first floor of the building. The lavatories shall be available for general use of sublessee's customers and business guests.

SECTION  XIX     Repairs  and  Maintenance

Subject to the lessor's obligations under the lease, sublessor, unless specified to the contrary in this sublease, shall maintain the premises subleased in good repair and tenantable condition during the continuance of this sublease, except in case of damage arising from the act or negligence of sublessee or its agents.

SECTION  XX     Public  Liability  Insurance

Sublessee agrees to carry liability insurance insuring both sublessee and sublessor against all claims for personal injury or property damage caused by conditions or activities on the premises leased in amounts to be approved by sublessor or It is agreed that sublessor shall keep the premises sublet insured against public liability, and that the insurance policy shall be so written as to insure both the sublessor and the sublessee. Sublessee by this agreement, promises to pay one-half the cost of such insurance ~] .

SECTION  XXI     Damage  or  Destruction  by  Fire,  War,  or  Acts  of  God

In the event that the premises subleased are rendered untenantable in whole or in substantial part as result of destruction or damage by fire, acts of war, or acts of God this lease shall cease, provided, nevertheless, that the lessor shall have the option of rebuilding or repairing the premises if --he elects so to do and gives written notice of such election to rebuild or repair to the sublessor within 5 days after such damage or destruction. If lessor elects to rebuild or repair the premises and does so without unnecessary delay, sublessee shall be bound by the terms of this lease, except that during the period of repair or rebuilding, the rent under this sublease shall be abated in the same proportion as the portion of the premises rendered unfit for occupancy by sublessee shall bear to the whole of the subleased premises. Sublessee shall have the right to declare this sublease terminated when more than 30 days after the destruction or damaging of the premises as shall have elapsed without the lessor having elected to repair or rebuild.

SECTION  XXII     Eminent  Domain  Proceedings  (Condemnation)

If the premises or any part are condemned for public or semi-public use by eminent domain proceedings, or if by reason of law, ordinance, regulation or court judgment, sublessee's use of the premises subleased for any of the specific purposes referred to in this sublease shall be prohibited, sublessee shall have the right to terminate this lease on written notice to sublessor, and rental shall be paid only to the time when sublessee surrenders possession of the premises. In the event of condemnation of only part of the premises subleased, sublessee may elect to continue in possession of that part of the premises not so appropriated or condemned under the same terms and conditions of this sublease, except that in such cases sublessee shall be entitled to an equitable reduction of rental payment. Any rental paid in advance beyond such time shall be returned by sublessor to sublessee on demand. Sublessee does not waive any right it may have to recover from the condemnation authority for such damage as it may suffer by reason of such condemnation.

SECTION  XXIII          Waiver  of  One  Breach  Not  Waiver  of  Others

Waiver of one breach of a term, condition, or covenant of this sublease by either party to this sublease shall be limited to the particular instance and shall not be construed as a waiver of past or future breaches of this sublease or other terms, conditions, or covenants.

SECTION  XXIV          Default  by  Lessor  or  Sublessor

If lessor fails and neglects to perform the lease, or if sublessor fails to perform the lease or this sublease, sublessee may, on reasonable notice in writing of not less than 10 days, terminate this sublease.

SECTION  XXV          Termination  and  Re-Entry  by  Sublessor  on  Sublessee's
Default

If sublessee abandons or vacates the leased premises or is dispossessed for cause by sublessor before the termination of this sublease, or any renewal of this sublease, sublessor may, on giving 10 days ' written notice to sublessee, declare this lease forfeited and may then make reasonable efforts to relet the premises. Sublessee shall be liable to sublessor for all damages suffered by reason of such forfeiture. Such damages shall include, but shall not be limited to, the following: (1) all actual damages suffered by sublessor until the property is relet, including reasonable expenses incurred in attempting to relet; (2) the difference between the rent received when the property is relet and the rent reserved under this lease.

Until the premises have been relet, sublessee agrees to pay to sublessor, on the same days as the rental payments are due under this lease, the actual damages suffered by sublessor since the last payment, either rent or damages, was made. After the premises have been relet, sublessee agrees to pay to sublessor, on the last day of each rental period, the difference between the rent received for the period from reletting and the rent reserved under this lease for that period.

SECTION  XXVI          Applicable  Law

California law shall be used in interpreting this lease and in determining the rights of the parties under it.

SECTION  XXVII     "For  Rent,"  "For  Lease,"  or  "For  Sale"  Signs

If sublessee has not duly exercised his option to renew, sublessor shall have the right to place and maintain on the subleased premises "For Rent," "For Lease," or "For Sale" signs during the last 30 days of the term of this lease.

SECTION  XXVIII     Surrender  of  Premises  and  Keys  at  Termination

Sublessee agrees that at the expiration of this sublease, he will quit and surrender the subleased premises without notice, and will deliver to sublessor all keys belonging to the premises.

SECTION  XXIX          Disposition  of  Fixtures  and  Personal  Property  at
Termination  of  Lease

All alterations, additions, and improvements made by sublessee in accordance with Section XIV of this sublease, affixed to the premises, shall become sublessor's property as provided in that section, and shall be surrendered with the premises as a part of the premises as provided in that section. Sublessee may remove all personal property, trade fixtures, and office equipment, whether attached to the premises or not, provided that it may be removed without serious damage to the building or premises. All holes or damage to the building or premises caused by removal of such items shall be repaired and restored by sublessee promptly after removal of the property. Sublessee shall be entitled to remove any electrical service connections installed by it which were designed specifically for the operation of electronic computing equipment.

SECTION  XXX          Notices

Except where otherwise required by statute, all notices given pursuant to the provisions of this sublease shall be in writing, addressed to the party to whom the notice is given, and sent by registered or certified mail to the last known mailing address of the party. However, notices to sublessee may be sent to the address of the subleased premises.

SECTION  XXXI          Binding  Effect  on  Heirs,  Successors,  and  Assigns

The terms, conditions, and covenants of this sublease shall inure to and be binding on the heirs, successors, administrators, executors, and assigns of the parties to this sublease, except as otherwise provided in the sublease.

SECTION  XXXII     No  Assignment  or  Second  Sublease  Without  Consent

Sublessee shall not sell or assign this sublease or any part of this lease, or any interest in it, or re-sublet the subleased premises in whole or in part without first obtaining the written consent of sublessor and lessor. This sublease shall not be assigned by operation of law. If sublessor and lessor once give consent to assignment of this sublease or of any interest in it, they shall not be barred from afterwards refusing to consent to any further assignment. Any attempt to sell, assign, or re-sublease without written consent of sublessor and lessor shall be deemed sufficient grounds for dispossession and shall entitle sublessor to proceed pursuant to Section XXV of this lease if he so elects.

SECTION  XXXIII     Arbitration  of  Disputes

The parties agree that disputes under this sublease, and in particular disputes as to the new rental to be reserved if this sublease is renewed or extended by exercise of sublessee's option in accordance with Section VIII of this lease, shall be arbitrated in accordance with the arbitration laws of the State of California, as supplemented by the rules then obtaining of the American Arbitration Association. Judgment on the award rendered may be entered in any court having jurisdiction of the parties.


Executed  on  August  18,  2003.

SUBLESSOR

By: /s Michael Hill
    _______________________
       Michael  Hill,  President/CEO



                      SUBLESSEE

                     By:  /s/ Barrett Evans
                    ______________________
                    Barrett  Evans,  Director